Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-148058, No. 333-170447, No. 333-181508 and No. 333-190812 on Form S-8 of our report dated April 22, 2016, relating to the financial statements of E-House (China) Holdings Limited, and the effectiveness of E-House (China) Holdings Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of E-House (China) Holdings Limited for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 22, 2016